Exhibit 99.2

CONSENT OF DUFF & PHELPS, A KROLL BUSINESS

We hereby consent to (i) the inclusion of our opinion letter dated May 4, 2021, to the Board of Directors of Chiasma, Inc. (the “Company”) as Annex E to the proxy statement/prospectus relating to the proposed transaction between the Company and Amryt Pharma plc (“Amryt” or “Parent”), which proxy statement/prospectus forms a part of the registration statement on Form F-4 of Amryt (the “Registration Statement”), and (ii) the references to such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules and regulations of the SEC thereunder.

/s/	DUFF & PHELPS, A KROLL BUSINESS

DUFF & PHELPS, A KROLL BUSINESS

June 14, 2021